Exhibit 23(p)

                                    SECTION S

                                 CODE OF ETHICS

Gabelli Funds, LLC
GAMCO Asset Management Inc.
Gabelli & Company, Inc.
Teton Advisors, Inc.
Gabelli Fixed Income LLC
Gabelli Securities, Inc.

Each Registered Investment Company
     or series thereof (each of which
     is considered to be a Company for
     this purpose) for which any of the
     Companies listed above presently
     or hereafter provides investment
     advisory or principal underwriting
     services, other than a money market
     fund or a fund that does not invest
     in Securities.

                                  INTRODUCTION

     This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

     The basic rule is very simple: we all have a fiduciary duty to put the client's interests first. In particular, you are reminded that investment opportunities must be offered first to clients before the firm or staff may act on them. This is one of the important objectives that the procedures set forth in this Code are intended to accomplish. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

     The purpose of this Code is to reinforce and enhance the long-standing commitment of the entire firm to the highest standards of ethical business conduct. Our business depends





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on our  reputation  for  integrity and  principled  business  conduct,  and this reputation, in turn, depends on the day-to-day actions of every staff member. Accordingly, we must avoid conflicts of interest, which may occur when your private interests interfere in any way, or even appear to interfere, with the interests of the firm or its clients. A conflict situation can arise when you take actions or have interests that make it difficult for you to perform your work objectively and effectively. Your obligation to conduct the firm's business in an ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships, including full disclosure of such conflicts. Each staff member is responsible for conducting himself in a lawful, honest and ethical manner at all times, and in accordance with all laws, rules and regulations applicable to our business, including this Code and all other internal policies and procedures adopted by the firm.

     This Code is intended to assist the companies in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

     THE CODE IS VERY IMPORTANT TO THE COMPANIES AND THEIR STAFF MEMBERS. VIOLATIONS CAN NOT ONLY CAUSE THE COMPANIES EMBARRASSMENT, LOSS OF BUSINESS, LEGAL RESTRICTIONS, FINES, AND OTHER PUNISHMENTS, BUT FOR STAFF MEMBERS, CAN LEAD TO DEMOTION, SUSPENSION, FIRING, EJECTION FROM THE SECURITIES BUSINESS, AND VERY LARGE FINES.

I.       APPLICABILITY


         A.   THE CODE APPLIES TO EACH OF THE FOLLOWING:

              1. The Companies  named or described at the top of page one of the
                Code and all entities that are under common management with these Companies or otherwise agree to be subject to the Code ("Affiliates"). A listing of the Affiliates, which is periodically updated, is attached as Exhibit A.

              2. Any officer, director or employee of any Company,  Affiliate or
                Fund Client (as defined below) whose job regularly involves him in the investment process. This includes the formulation and making of investment recommendations and decisions, the purchase and sale of securities for clients and the utilization of information about investment recommendations, decisions and trades. Due to the manner in which the Companies and the Affiliates conduct their business, every employee should assume that he is subject to the Code unless the Compliance Officer specifies otherwise.


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              3. With  respect  to all of the  Companies,  Affiliates  and  Fund
                Clients except Gabelli & Company, Inc., any natural person who controls any of the Companies, Affiliates or Fund Clients and
                who  obtains   information   regarding  the  Companies'  or  the
                Affiliates' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and Independent Directors, for example, are excluded from coverage under this item.

              4. With respect to all of the  Companies  and Fund Clients  except
                Gabelli & Company, Inc., any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Interested and disinterested directors of Fund Clients and Independent Directors are included in coverage under this item.

              5. As an  exception,  the  Code  does not  apply to any  director, officer or employee of any Fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies' services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood Management Corp.). These individuals are covered by codes of ethics adopted by such entities.


         B.   DEFINITIONS

              1. ACCESS  PERSONS.  The  Companies  and the persons  described in items (A)2 and (A)3 above other than those excluded by item (A)5 above.

              2. ACCESS PERSON ACCOUNT. Includes all advisory,  brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Persons and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of any single Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate, whichever is first applicable. Investment partnerships and similar indirect means of ownership other than



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                registered  open-end  investment  companies  are also treated as accounts.

                As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

                As a further exception, subject to the provisions of Article II(I)7, bona fide market making accounts of Gabelli & Company, Inc. are not Access Person Accounts.

                As a further exception, subject to the provisions of Article II(I)7, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

              3. AFFILIATED  MUTUAL  FUNDS.   Registered   open-end   investment
                companies or series thereof advised or sub-advised by any of the Companies or their Affiliates.

              4. ASSOCIATE PORTFOLIO MANAGERS. Access Persons who are engaged in securities research and analysis for designated Clients or are responsible for investment recommendations for designated Clients but who are not principally responsible for investment decisions with respect to any Client accounts.

              5. CLIENTS.  Investment  advisory accounts  maintained with any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)(5) above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.

              6. COMPANIES.  The companies named or described at the top of page one of the Code.

              7. COMPLIANCE  OFFICER.  The persons  designated as the compliance officers of the Companies.

              8. COVERED  PERSONS.  The  Companies,  the Access  Persons and the
                persons described in item (A)4 above.


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              9. FUND CLIENTS.  Clients that are registered investment companies or series thereof.

              10. INDEPENDENT  DIRECTORS.  A director of any of the Companies or
                Affiliates, other than an investment advisor to a Fund Client, who would not be an "interested person" of any of such entities under Section 2(a)(19) of the Investment Company Act of 1940 but for the fact that he serves as such a director and may own beneficially securities of any such entity constituting less than 5% of the voting securities thereof and may be an associated person of or own securities in a broker-dealer or parent company thereof and who does not have any involvement in the day-to-day activities of any of the Companies or Fund Clients.

              11.  PORTFOLIO  MANAGERS.   Access  Persons  who  are  principally
                responsible for investment decisions with respect to any Client accounts.

              12. SECURITY.  Any financial  instrument treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United
                States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or shares of registered open-end investment companies. Shares of affiliated registered open-end investment companies are not securities but are subject to special rules under this Code.

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES


         A. BASIC RESTRICTION ON INVESTING ACTIVITIES

            If a purchase or sale order is pending or under active consideration for any Client account by any Company or Affiliate, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         B.   INITIAL PUBLIC OFFERINGS

            No Security or related Security may be acquired in an initial public offering for any Access Person Account.


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         C.   BLACKOUT PERIOD

                                        No   Security or related Security may be
                                             bought or sold for the  account  of
                                             any Portfolio  Manager or Associate
                                             Portfolio Manager during the period
                                             commencing  seven (7) days prior to
                                             and ending seven (7) calendar  days
                                             after  the  purchase  or  sale  (or
                                             entry of an order for the  purchase
                                             or  sale) of that  Security  or any
                                             related Security for the account of
                                             any  Client  with  respect to which
                                             such person has been  designated  a
                                             Portfolio   Manager  or   Associate
                                             Portfolio   Manager,   unless   the
                                             Client account receives at least as
                                             good a price as the  account of the
                                             Portfolio   Manager  or   Associate
                                             Portfolio     Manager    and    the
                                             Compliance Officer determines under
                                             the  circumstances  that the Client
                                             account  has  not  been   adversely
                                             affected (including with respect to
                                             the amount of such Security able to
                                             be bought by the Client account) by
                                             the  transaction for the account of
                                             the Portfolio  Manager or Associate
                                             Portfolio Manager.


         D.   SHORT-TERM TRADING AND AFFILIATED MUTUAL FUNDS

              No Security or related Security may, within a 60-day period, be bought and sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period in any Client account. No Affiliated Mutual Fund, other than money market mutual funds, may be bought and sold within a 60-day period (measured on a last in first out basis). However, shares of Affiliated Mutual Funds held in 401(k) accounts administered by Ascensus (formerly BISYS) will not be subject to the 60-day holding period where the shares were purchased under the following circumstances:

                |X| Shares  purchased  by  reinvestment  of dividends or capital gain distributions;

                |X| Shares purchased in rollover transactions;

                |X| Shares purchased for automatic contribution election; and

                |X| Shares purchased for automated account rebalance.



         E.   EXEMPT TRANSACTIONS


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              Participation  on  an  ongoing  basis  in  an  issuer's   dividend
              reinvestment  or  stock  purchase  plan,   participation   in  any
              transaction over which no Access Person had any direct or indirect
              influence  or  control  and  involuntary   transactions  (such  as
              mergers,   inheritances,   gifts,   etc.)  are  exempt   from  the
              restrictions set forth in paragraphs (A), (C) and (D) above without case by case pre-clearance under paragraph (G) below.


         F.   PERMITTED EXCEPTIONS

              Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs
              (A), (C) and the first sentence of paragraph (D) above if such purchases and sales comply with the pre-clearance requirements of paragraph (G) below:

              1. Publicly traded  non-convertible  fixed income Securities rated at least "A";

              2. Publicly  traded  equity  Securities of a class having a market capitalization in excess of $1.0 billion;

              3. Publicly  traded  equity  Securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days does not exceed 100 shares;

              4. Municipal Securities; and

              5. Securities  transactions that the Compliance  Officer concludes are being effected for federal, state or local income tax purposes.

              In addition, the exercise of rights that were received pro rata with other security holders is exempt.


         G.   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

              No Security may be bought or sold for an Access Person Account unless: (i) the Access Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from the General Counsel of GAMCO Investors, Inc. or a designee;
              (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the General Counsel or designee does not rescind such approval





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              prior to execution of the  transaction  (See paragraph I below for details of the Pre-Clearance Process.)


         H.   PRIVATE PLACEMENTS

              The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.


         I.   PRE-CLEARANCE PROCESS

              1. No  Securities  may be purchased or sold for any Access  Person
                 Account unless the particular transaction has been approved in writing by the Compliance Officer or, in his absence, the General Counsel of GAMCO Investors, Inc. or their designees. The Compliance Officer or a designee shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

              2. No  Securities  may be purchased or sold for any Access  Person
                 Account other than through the trading desk of Gabelli & Company, Inc., unless express permission is granted by the Compliance Officer. Such permission may be granted only on the condition that the third party broker supply the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities transactions for such Access Person in the accounts maintained with such third party broker and copies of periodic statements for all such accounts.

              3. A  Trading  Approval  Form,  attached  as  Exhibit  B,  must be completed and submitted to the Compliance Officer or a designee for approval prior to entry of an order.

              4. After  reviewing  the  proposed  trade,  the level of potential investment interest on behalf of Clients in the Security in question and the Companies' restricted lists, the Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access



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                 Person as  expeditiously  as possible.  The Compliance  Officer will generally approve transactions described in paragraph (F) above unless the Security in question or a related security is on the Restricted List or the Compliance Officer believes for any other reason that the Access Person Account should not trade in such Security at such time.

              5. Once an Access Person's Trading Approval Form is approved,  the form must be forwarded to the trading desk (or, if a third party broker is permitted, to the Compliance Officer) for execution on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

              6. In the absence of the Compliance  Officer, an Access Person may submit his or her Trading Approval Form to the General Counsel of GAMCO Investors, Inc or a designee. Trading approval for the Compliance Officer must be obtained from the General Counsel, and trading approval for the General Counsel must be obtained from the Compliance Officer or a designee. In no case will the Trading Desk accept an order for an Access Person Account unless it is accompanied by a signed Trading Approval Form.

              7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code. The Compliance Officer will review all transactions in the market making accounts of Gabelli & Company, Inc. and the error accounts of the Companies and the Affiliates in order to ensure that such transactions are bona fide market making or error transactions or are conducted in accordance with the requirements of this Article II.

     III.     OTHER INVESTMENT-RELATED RESTRICTIONS


         A.   GIFTS

              No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.


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         B.   SERVICE AS A DIRECTOR

              No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interests of the
              Clients. The Compliance Committee shall include the senior Compliance Officer of GAMCO Investors, Inc., the General Counsel of GAMCO Investors, Inc. and at least two of the senior executives from among the Companies.




     IV.      REPORTS AND ADDITIONAL COMPLIANCE PROCEDURES

              A. Every  Covered  Person must submit a report (a form of which is appended as Exhibit C) containing the information set forth in paragraph (B) below with respect to transactions in any Security or Affiliated Mutual Fund in which such Covered Person has or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security, or Affiliated Mutual Fund and with respect to any account established by the Covered Person in which any Securities or Affiliated Mutual Funds were held for the direct or indirect benefit of the Covered Person; PROVIDED, HOWEVER, that:

                 1. a  Covered  Person  who is  required  to make  reports  only because he is a director of one of the Fund Clients and who is a "disinterested" director thereof or who is an Independent Director need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund Client has made or makes a purchase or sale of the same or a related Security, or the investment adviser of any such Fund Client has considered causing any Fund Client to purchase or sell the same or a related Security, within 15 days before or after the purchase or sale of such Security or related Security by such director.

                 2. a Covered  Person need not make a report with respect to any transaction effected for, and Securities and Affiliated Mutual Funds held in, any account over which such person does not have any direct or indirect influence or control; and

                 3. a Covered  Person will be deemed to have  complied  with the requirements of this Article IV insofar as the Compliance Officer




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                    receives in a timely fashion  duplicate monthly or quarterly brokerage statements or transaction confirmations on which all transactions required to be reported hereunder are described.

              B. A Covered  Person  must  submit  the  report  required  by this
                 Article to the Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

                 1. This report  must  contain the  following  information  with respect to transactions:

                    a. The date of the transaction, the title and number of shares and the principal amount of each Security and Affiliated Mutual Fund involved;

                    b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    c.  The price at which the transaction was effected; and

                    d. The name of the broker, dealer or bank with or through whom the transaction was effected.

                 2. This report  must  contain the  following  information  with respect to accounts established:


                    The name of the broker, dealer or bank with whom the account was established; and

                    The date the account was established.

              C. Any report  submitted to comply with the  requirements  of this
                 Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security or Affiliated Mutual Fund to which the report relates. A person need not make any report under this Article IV with respect to transactions effected for, and Securities, and Affiliated Mutual Funds held in, any account over which the person has no direct or indirect influence or control.


              D. No later than 10 days after  beginning  employment  with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a "disinterested" director of the Fund Client or



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                 an Independent Director who is required to submit reports under this Article IV solely by reason of being such a director) must submit a report, which must be current as of a date no more than 45 days prior to the date of beginning employment, containing the following information: 1. The title, number of shares and principal amount of each Security and Affiliated Mutual Fund in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

              2. The name of any  broker,  dealer or bank with whom the  Covered
                 Person maintained an account in which any Securities and Affiliated Mutual Fund were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

              3. The date that the report is submitted.

              The form of such report is attached as Exhibit E.

              E. Annually each Covered  Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities and Affiliated Mutual Fund transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a "disinterested" director of the Fund Client or an Independent Director who is required to submit reports under this Article IV solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 45 days before the report is submitted):


                 1. The  title,  number of shares and  principal  amount of each
                    Security and Affiliated Mutual Fund in which the Covered Person had any direct or indirect beneficial ownership;

                 2. The name of any broker, dealer or bank with whom the Covered
                    Person maintains an account in which any Securities and Affiliated Mutual Funds are held for the direct or indirect benefit of the Covered Person; and

                 3. The date that the report is submitted.

                    The form of such certification and report is attached as Exhibit F.

              F. At least  annually  (or  quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report to the Board of Directors of the Fund Client that:

                 1. Describes any issues arising under the Code since the last report.

                 2. Certifies  that  the  Companies  have  developed  procedures concerning Covered Persons' personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

                 3. Recommends  changes,  if any,  to the Fund  Clients'  or the
                    Companies' Codes of Ethics or procedures;

                 4. Provides a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

                 5. Describes  any  material or  significant  exceptions  to any provisions  of  this  Code of  Ethics  as  determined  under
                    Article VI below.


              G. The Compliance Officer shall notify each employee of any of the
                 Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other person that is considered to be an Access Person or Covered Person.

V.       SANCTIONS

         THE COMPLIANCE OFFICER OR HIS DESIGNEE WILL REVIEW ALL TRADING APPROVAL FORMS, ALL INITIAL, QUARTERLY AND ANNUAL DISCLOSURE CERTIFICATIONS AND THE TRADING ACTIVITIES ON BEHALF OF ALL CLIENT ACCOUNTS WITH A VIEW TO ENSURING THAT ALL COVERED PERSONS ARE COMPLYING WITH THE SPIRIT AS WELL AS THE DETAILED REQUIREMENTS OF THE CODE.

         All violations of the Code must be reported to the Chief Compliance Officer for the appropriate registered investment adviser. In addition, if a staff member becomes aware of or suspects a violation of the Code by any other staff member, the violation or suspected violation must be promptly reported to the Chief Compliance Officer or the General Counsel. Staff members may make such reports anonymously, and will not be retaliated against by the firm for reporting conduct that may constitute a violation of the Code.

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Chief Compliance Officer or the General Counsel will advise the Board of Directors of the relevant Company or of the relevant Fund Client. whichever is most appropriate under the circumstances, which may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

         THE GENERAL COUNSEL WILL ENSURE THAT THE FUND CLIENTS AND EACH GABELLI ENTITY THAT HAS A FUND CLIENT, FURNISH A WRITTEN REPORT TO THE BOARD OF DIRECTORS OF EACH FUND CLIENT, ANNUALLY OR QUARTERLY AS REQUIRED BY THE CODE, CONTAINING THE INFORMATION SET FORTH IN SECTION IV(F) OF THE CODE.



VI.      EXCEPTIONS

         The Compliance Committee of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII.     PRESERVATION OF DOCUMENTS

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-1.

         In accordance with the Investment Advisers Act, the following documents also will be preserved:

            A. Records of all  violations  of the Code and any action taken as a result of such violation;

            B. Records of all  written  acknowledgements  of receipt of the Code for all Access Persons for a five-year period;

            C. A list of all staff  members who are or have been Access  Persons during the past five years; and

            D. Records of any decision and supporting  reasons for approving the acquisition of securities by Access Persons in limited offerings.


VIII.    OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

IX.      FURTHER INFORMATION

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he /she should consult the Compliance Officer.

                                                                       EXHIBIT A
                                                                       ---------


                       LIST OF AFFILIATES OF THE COMPANIES


ALCE Partners, L.P.
Darien Associates LLC
GAMCO Investors, Inc.
Gabelli Arbitrage Holdings LLC
GAMCO Asset Management (UK) Limited
Gabelli Associates Fund
Gabelli Associates Fund II
Gabelli Associates Limited Gabelli
Capital Structure Arbitrate, LP
Gabelli Capital Structure Arbitrage, Ltd.
Gabelli Direct Inc.
Gabelli Fixed Income Distributors, Inc.
Gabelli Fixed Income, Inc.
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli Intermediate Credit Fund LP
Gabelli International Gold Fund Limited
Gabelli International Limited
Gabelli International II Limited
Gabelli Multimedia Partners, L.P.
Gabelli Performance Partnership L.P.
Gabelli Securities International Limited
GGCP, Inc.
Gemini Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli European Partners, L.P.
Gabelli European Partners, Ltd.
Gabelli Fund, LDC
Gabelli Japanese Value Partners, LP
Gabelli Japanese Value Partners, Ltd.
Gabelli Umbrella Fund, LP
Gabelli & Partners, LLC
GAMA Select Energy Plus Fund, LP
Gabelli Trading Holdings LLC
GAMCO Acquisitions LLC
GAMCO Asset Management (Singapore) PTE. LTD.
GAMCO International Partners LLC
GAMCO Telecom Plus+ Fund, LP
GAMCO Telecom Plus+ Fund, Ltd
GAMCO SRI Partners, Ltd

GAMCO Medical Opportunities, L.P.
MJG Associates, Inc.
New Century Capital Partners, L.P.

                                                                       EXHIBIT B
                                                                       ---------

                       PRE-CLEARANCE TRADING APPROVAL FORM


I,  ______________________________________   (name),  am  an  Access  Person  or
authorized officer thereof and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

ACQUISITION OR DISPOSITION (circle one)

Name of Account:________________________________________________________________

Account Number: ________________________________________________________________

Date of Request: _______________________________________________________________

Security: ______________________________________________________________________

Amount or # of Shares:__________________________________________________________

Broker:_________________________________________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:



I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature:_______________________________  Print Name: _________________________

APPROVED OR DISAPPROVED (Circle One)
-----------------------

Date of Approval:_________________________

Signature: ______________________________  Print Name: _________________________

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Compliance Officer) for immediate execution.

                                                                       EXHIBIT C
                                                                       ---------


                               TRANSACTION REPORT


Report submitted by: ___________________________________________________________
                                   Print Name



This transaction report (the "Report") is submitted pursuant to Section IV (B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security or Affiliated Mutual Fund in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities or Affiliated Mutual Funds were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment or affiliation.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return and any attachments.


I HAD NO REPORTABLE SECURITIES OR AFFILIATED MUTUAL FUND TRANSACTIONS OR ACCOUNTS ESTABLISHED DURING THE PREVIOUS CALENDER QUARTER. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.



Signature ______________________________________________________________________
Position _______________________________________________________________________
Date ___________________________________________________________________________

                               TRANSACTION REPORT


Report submitted by:____________________________________________________________
                                   Print Name


The following tables supply the information required by Section IV (B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion. Include all transactions in Affiliated Mutual Funds.

                                  TRANSACTIONS
--------------------------------------------------------------------------------

                              Whether Purchase,Sale                                           Name of Broker/Dealer
Securities                      Short Sale or Other                                            with or through Whom       Nature of
(Name and        Date of       Type of Disposition or    Quantity of      Price per Share       the Transaction         Ownership of
 SYMBOL)        TRANSACTION       ACQUISITION             SECURITIES       OR OTHER UNIT         WAS EFFECTED            SECURITIES
--------        -----------       -----------             ----------       -------------         ------------            -----------





                            NEW ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                      ACCOUNT NUMBER                    DATE ACCOUNT ESTABLISHED





* To the extent specified above, I hereby disclaim beneficial ownership of any securities listed in this Report or brokerage statements or transaction confirmations provided by me.


I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT FOR THE PREVIOUS CALENDER QUARTER.


Signature __________________________________  Date _____________________________

Position ___________________________________

                                                                       EXHIBIT D
                              BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held be a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a control-ling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as beneficially owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       EXHIBIT E
                             INITIAL HOLDINGS REPORT


Report submitted by: ___________________________________________________________
                                   Print Name



This initial holdings report (the "Report") is submitted pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security and Affiliated Mutual Fund in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities or Affiliated Mutual Funds were held for your direct or indirect benefit, as of a date no more than 45 days ago.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities, Affiliated Mutual Funds, or accounts, sign and return this page only. If you have reportable Securities, Affiliated Mutual Funds, or accounts, complete, sign and return Page 2 and any attachments.








I HAVE NO REPORTABLE SECURITIES OR AFFILIATED MUTUAL FUND ACCOUNTS AS OF _______________________ . I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Signature ______________________________________________________________________

Position _______________________________________________________________________

Date ___________________________________________________________________________

                                                                          Page 2
                             INITIAL HOLDINGS REPORT



Report submitted by:____________________________________________________________
__________

                                   Print Name

The following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code. Include all holdings of Affiliated Mutual Funds.



                               SECURITIES HOLDINGS
-------------------------------------------------------------------------------------------------------------------------------

                                                                    Name of Broker/Dealer Where      Nature of Ownership of
   SECURITIES (NAME AND SYMBOL)         QUANTITY OF SECURITIES          SECURITIES ARE HELD                SECURITIES
   ---------------------------          ----------------------          -------------------                ----------










                                    ACCOUNTS
---------------------------------------------- --------------------- -----------
  NAME OF BROKER, DEALER OR BANK                                ACCOUNT NUMBER
  ------------------------------                                --------------




I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT AS OF
__________________________________.



Signature ________________________________  Date _______________________________

Position _________________________________

                                                                       EXHIBIT F


                     ANNUAL CERTIFICATION OF CODE OF ETHICS


A. I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal transactions in Securities and Affiliated Mutual Funds required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an Independent Director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 45 days ago.


Print Name:_____________________________________________________________________

Signature: _____________________________________________________________________

Date:      _____________________________________________________________________

                                                                          Page 2
                             ANNUAL HOLDINGS REPORT



Report submitted by: ___________________________________________________________
                                   Print Name


The following tables supply the information required by Section IV (E) of the Code of Ethics as of a date no more than 45 days before this report is submitted. If you have no reportable Securities or Affiliated Mutual Fund holdings or accounts, write "None" in the space provided.


T

                               SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------------------------

                                                                Name of Broker/Dealer Where       Nature of Ownership
  SECURITIES (NAME AND SYMBOL)      QUANTITY OF SECURITIES          SECURITIES ARE HELD              OF SECURITIES
  ----------------------------      ----------------------          -------------------              -------------








                                    ACCOUNTS
---------------------------------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                                                       ACCOUNT NUMBER
------------------------------                                                       --------------










Signature _________________________________  Date ______________________________

Position __________________________________